Exhibit 3(ii)

                                     BY-LAWS

                                       OF
                                       --

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
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                                    ARTICLE I
                                    ---------

                              Shareholders Meetings
                              ---------------------


         1. Annual Meeting.  The annual meeting of shareholders for the election
            --------------
of directors and such other business as may properly come before the meeting shall be held upon not less than 10 nor more than 60 days written notice of the date, time, place and purposes of the meeting. The annual meeting shall be held at two in the afternoon, or such other time as may be fixed by the Board of Directors, on the fourth Tuesday of April each year at a location which is within a county in which the Corporation maintains its principal office or a branch office.

         2.  Nominations for Director.  Nominations for election to the Board of
             ------------------------
Directors may be made by the Board of Directors or upon 120 days advance written notice to the Board of Directors by any shareholder of any outstanding class of stock of the Corporation entitled to vote for the election of directors.

         3. Special  Meetings.  A special meeting of shareholders  may be called
            -----------------
for any purpose by the Chairman, Chief Executive Officer, the President or a majority of the Board of Directors. A special meeting shall be held upon not less than 10 nor more than 60 days written notice of the time, place and purpose of the meeting.

         4. Quorum.  The holders of a majority of the  outstanding  common stock
            ------
represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The

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majority  of the  shareholders  at a  meeting,  though  less than a quorum,  may adjourn any meeting. The Corporation shall not be required to give notice of an adjourned meeting if the time and place of the meeting are announced at the meeting from which an adjournment is taken and the business transacted at the adjourned meeting is limited to that which might have been transacted at the original meeting.

         5. Shareholder  Action. A majority of the votes cast shall decide every
            -------------------
question or matter submitted to the shareholders at any meeting, unless otherwise provided by the New Jersey Business Corporation Act, by the Certificate of Incorporation or by these By-Laws.

         6. Record Date. The Board of Directors shall fix a record date for each
            -----------
meeting of shareholders and for other corporate action for purposes of determining the shareholders of the corporation who are entitled to: (i) notice of or to vote at any meeting of shareholders; (ii) give a written consent to any action without a meeting; or (iii) receive payment of any dividend, distribution, or allotment of any right. The record date may not be more than 60 days nor less than 10 days prior to the shareholders meeting, or other corporate action or event to which it relates.

         7. Inspectors of Election.  In advance of any shareholders meeting, the
            ----------------------
Board of Directors may appoint one or more inspectors of election whose duty it shall be to determine the shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies. The inspectors shall receive and tabulate all votes, except voice votes, determine the results of all such votes, including the election of directors, and do such acts as are proper to conduct the election or vote, including hearing and determining all challenges and questions arising in connection with the right to vote. After any meeting, the inspectors shall file with the secretary of the meeting a certificate under

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their hands,  certifying the result of any vote or election,  and in the case of an election, the names of the directors elected.

         8. Proxies. Shareholders may vote at any meeting of the shareholders by
            -------
proxies duly authorized in writing.

                                   ARTICLE II
                                   ----------

                                    Directors
                                    ---------

         1. Board of Directors.  The Board of Directors (the "Board") shall have
            ------------------
the power to manage and administer the business and affairs of the Corporation. Except as expressly limited by these By-Laws, all powers of the Corporation shall be vested in and may be exercised by the Board.

         2. Number and Term of Office. The number of Directors shall not be less
            -------------------------
than five and not more than twenty-five. The exact number shall be determined by the Board. Directors shall be elected by the shareholders at each annual meeting of shareholders and until their successors shall have been elected and qualified. The Board shall have the right to increase the number of directors between annual meetings and to fill vacancies so created and other vacancies occurring for any reason.

         3. Directors Emeritus and Honorary  Directors.  The Board may grant the
            ------------------------------------------
title of Director Emeritus or Honorary Director to such former directors or other worthy individuals as it determines, who will receive any fees, entitlements, duties and powers as may be conferred by the Board in its discretion.

         4. Regular Meetings. The Board shall hold regular meetings on the third
            ----------------
Thursday of March, May, June, September, and December and, by resolution, may provide for different or additional regular meetings. All regular meetings shall be held in the principal office of the

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Corporation, unless otherwise provided by the Board. All regular meetings may be held without notice to any director, except that a director not present at the time of the adoption of a resolution setting forth different or additional regular meeting dates shall be entitled to notice of those meetings.

         5. Special  Meetings.  A special meeting of the Board may be called for
            -----------------
any purpose at any time by the Chairman, Chief Executive Officer, the President or by a majority of the directors. The meeting shall be held upon not less than one day's notice if given orally (either by telephone or in person), upon not less than two days' notice if given by electronic mail or upon not less than three days' notice if given by depositing the notice in the United States mails, postage prepaid. The notice shall specify the time and place of the meeting.

         6.  Action  Without  Meeting.  The Board may act  without a meeting if,
             ------------------------
prior or subsequent to the action, each member of the Board shall consent in writing to the action. The written consent or consents shall be filed in the minute book.

         7. Quorum. A majority of the directors shall constitute a quorum at any
            ------
meeting, except when otherwise provided by the New Jersey Business Corporation Act. However, a smaller number may adjourn any meeting and the meeting may be held, as adjourned, without further notice. The act of the majority present at a meeting at which a quorum is present shall be the act of the Board, unless otherwise provided by the New Jersey Business Corporation Act, the Certificate of Incorporation or these By-Laws.

         8. Vacancies in Board of Directors. Any vacancy in the Board, including
            -------------------------------
a vacancy caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors.

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         9.  Telephone  Participation  in Meetings.  One or more  directors  may
             -------------------------------------
participate in a meeting of the Board of Directors or a Board committee by means of a speakerphone or similar piece of communication equipment, which permits all persons participating in the meeting to hear one other.

                                   ARTICLE III
                                   -----------

                             Committees of the Board
                             -----------------------

         1. Executive  Committee.  The Board of Directors,  at its first regular
            --------------------
meeting following the annual meeting of the shareholders, shall appoint an Executive Committee from among the directors to serve during the ensuing year. This committee shall consist of five or more members, including the Chairman, Chief Executive Officer and President. At least three members or a majority of the Committee shall not be employees of the Corporation or any of its subsidiaries. The Executive Committee shall not hold regular meetings. Special meetings of the committee may be called by the Chairman, Chief Executive Officer or President, to be held at the principal office of the Corporation, or such other place as the committee may designate. The Executive Committee shall have and may exercise all of the power of the Board except as otherwise provided in the New Jersey Business Corporation Act. As provided in the New Jersey Business Corporation Act, the Executive Committee shall not (i) make, alter or repeal any of these By-Laws; (ii) elect or appoint any director, or remove any officer or director; (iii) submit to shareholders any action that requires shareholders approval; and (iv) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board. The Executive Committee shall keep minutes of its meetings, and such minutes shall be submitted to the next regular or special meeting of the Board at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

         2.  Audit  Committee.  The Board of  Directors,  at its  first  regular
             ----------------
meeting following the annual meeting of the shareholders, shall appoint an Audit Committee from among the directors to serve until the next annual meeting of the shareholders. This committee shall consist

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of four or more members, and shall meet at least quarterly. This committee shall meet at the principal office of the Corporation, or such other place as the committee may designate. This committee shall monitor the integrity of the financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance, and shall further monitor the independence and performance of the Corporation's independent auditors and internal auditor. This committee shall also provide an avenue of communication among the independent auditors, management, the internal auditor, and the Board of Directors and shall
authorize  or  conduct   investigations   appropriate   to  matters  within  the
Committee's scope of responsibilities.

         3. Compensation Committee. The Board of Directors, at its first regular
            ----------------------
meeting following the annual meeting of the shareholders, shall appoint a Compensation Committee from among the directors to serve until the next annual meeting of the shareholders. This committee shall consist of three or more members and shall meet at least annually. This committee shall meet at the principal office of the Corporation, or such other place as the committee may designate. This committee shall discharge the Board's responsibilities concerning compensation of the directors and officers, including review and oversight of all compensation plans, policies and programs.

         4. Nominating Committee.  The Board of Directors,  at its first regular
            --------------------
meeting following the annual meeting of the shareholders, shall appoint a Nominating Committee from among the directors to serve until the next annual meeting of the shareholders. This committee shall consist of three or more members, and shall meet at least semi-annually. This committee shall meet at the principal office of the Corporation, or such other place as the committee may designate. The Nominating Committee shall review qualifications of and recommend to the Board candidates for election as directors. The Nominating Committee shall have oversight over all corporate governance matters.

         5. Capital  Committee.  The Board of  Directors,  at its first  regular
            ------------------
meeting following the annual meeting of the shareholders, shall appoint a Capital Committee composed of at least

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five directors,  among whom shall be the Chief Executive Officer. This committee shall review current practices, research new practices, and make recommendations to the full Board as to the enhancement of the value of the Corporation's
shares.   The  Capital   Committee  shall  also  analyze  potential  mergers  or
acquisitions, and if warranted make recommendations to the full Board.

         6. Other Committees. The Board may appoint, from time to time, from its
            ----------------
own members, ad hoc and other committees of one or more directors, for such purposes and with such powers as the Board may determine.

                                   ARTICLE IV
                                   ----------

                                Waivers of Notice
                                -----------------

         Any notice required by these By-Laws, by the Certificate of Incorporation or by the New Jersey Business Corporation Act may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

                                    ARTICLE V
                                    ---------

                                    Officers
                                    --------

         1.  Election.  At its regular  meeting  following the annual meeting of
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shareholders,  the Board shall elect a Chairman of the Board, a Chief  Executive
Officer, a President, a President of PGB Trust & Investments, a Chief Financial Officer and Treasurer, a Secretary, one or more Assistant Secretaries and such other officers as it shall deem necessary. One person may hold two or more offices.

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         2. Chairman of the Board. The Board shall appoint one of its members to
            ---------------------
be Chairman of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board and of the shareholders, and shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board. In the Chairman's absence, the Board shall designate one of the senior officers who is a member of the Board to serve as Chairman.

         3. Chief Executive Officer. The Board of Directors shall appoint one of
            -----------------------
its members to be Chief Executive Officer of the Corporation to serve at the pleasure of the Board. The Chief Executive Officer may also hold another office or offices in the Corporation. He shall have general authority over all the business and affairs of the Corporation.

         4.  President.  The  Board  shall  appoint  one  of its  members  to be
             ---------
President of the Corporation. The President shall have and may exercise any and all powers and duties pertaining by law, regulation, or practice to the office of president, or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board or the Chief Executive Officer.

         5. President of PGB Trust & Investments. The Board shall appoint one of
            ------------------------------------
its members to be President of PGB Trust & Investments. The President of PGB Trust & Investments shall have and may exercise any and all powers and duties pertaining by law, regulation, or practice to the office of president of PGB Trust & Investments, or imposed by these By-Laws. The President of PGB Trust & Investments shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board or the Chief Executive Officer.

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         6. Chief  Financial  Officer and  Treasurer.  The Board shall appoint a
            ----------------------------------------
Chief Financial Officer and Treasurer who shall have custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of the account for the Corporation. The Chief Financial Officer and Treasurer shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the Board or the Chief Executive Officer.

         7.  Secretary.  The  Board  shall  appoint  a  Secretary  who  shall be
             ---------
secretary for meetings of the Board and of the Corporation, and shall keep accurate minutes of those meetings. The Secretary shall attend to the giving of all notices required by these By-Laws and shall be custodian of the corporate seal, records, documents and papers of the Corporation. The Secretary also shall have and may exercise any and all other powers and duties pertaining by law or practice to the office of secretary, and shall also perform such other duties as may be assigned from time to time by the Board or the Chief Executive Officer.

         8. Assistant  Secretary.  The Board shall appoint one or more Assistant
            --------------------
Secretaries who shall perform such duties as are assigned by the Board, the Chief Executive Officer or the Secretary.

         9. Other Officers.  The Board may appoint one or more other officers as
            --------------
are necessary to transact the business of the Corporation. Such officers shall respectively exercise such power and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Board, the Chief Executive Officer, or the President.

         10. Tenure of Office. Each officer of the Corporation shall hold office
             ----------------
for the current year for which the Board was elected, unless he shall resign, become disqualified, or be removed. Any vacancy

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occurring in any office named in this Article V shall be filled  promptly by the
Board.


                                   ARTICLE VI
                                   ----------

                     Stock and Stock Certificates/Book Entry
                     ---------------------------------------

         1. Transfers. Shares of stock shall be transferable on the books of the
            ---------
Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

         2. Stock  Certificates or Book Entry. The shares of the Corporation may
            ---------------------------------
be represented by physical certificates signed by or in the name of the Corporation, by the Chairman, Chief Executive Officer, President or other duly authorized officer of the Corporation, and by the Secretary, Treasurer, Assistant Secretary or other duly authorized officer of the Corporation, and may be sealed with the seal of the Corporation. Any signature and the seal may be reproduced by facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be an officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Alternatively, the ownership of shares of the Corporation may be recorded through the Direct Registration System, or an equivalent system, whereby ownership of shares of the Corporation are recorded in book-entry form on the books of the Corporation or its transfer agent, and whereby investors receive an account statement, setting forth such ownership, from the Corporation or its transfer agent in lieu of a physical certificate.

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                                   ARTICLE VII
                                   -----------

                Amendments to and Effect of By-Laws; Fiscal Year
                ------------------------------------------------

         1.  Force and  Effect of  By-Laws.  These  By-Laws  are  subject to the
             -----------------------------
provisions of the New Jersey Business Corporation Act and the Corporation's Certificate of Incorporation, as it may be amended from time to time. If any provision in these By-Laws is inconsistent with a provision of the Act or the Certificate of Incorporation, the provisions of the Act or the Certificate of Incorporation shall govern.

         2.  Amendments to By-Laws.  These By-Laws may be altered,  amended,  or
             ---------------------
repealed by the shareholders or by the Board. Any By-Law adopted, amended, or repealed by the shareholders may be amended or repealed by the Board, unless the resolution of the shareholders adopting such By-Law expressly reserves to the shareholders the right to amend or repeal it.

         3. Fiscal Year. The fiscal year of the  Corporation  shall begin on the
            -----------
first day of January each year.

         4.  Records.  The  Certificate  of  Incorporation,  the By-Laws and the
             -------
proceedings of all meetings of the shareholders, the Board, and standing committees of the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as secretary of the meeting.

         5.  Inspection.  A copy of the By-Laws,  with all  amendments  thereto,
             ----------
shall at all times be kept in a convenient place at the principal place of business of the Corporation, and for a proper purpose shall be open for inspection to any shareholder during business hours.

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                                  ARTICLE VIII
                                  ------------

                                 Corporate Seal
                                 --------------

         The Chairman of the Board, Chief Executive Officer, President, President of PGB Trust & Investments, Chief Financial Officer and Treasurer, Secretary, Assistant Secretary or other duly authorized officer of the Corporation shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

         (Impression)
         (    of    )
         (   Seal   )